UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2004

                          GVI SECURITY SOLUTIONS, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                000-21295                   77-0436410
--------------------------------------------------------------------------------
 (State or other jurisdiction     (Commission               (I.R.S. Employer
      of incorporation)           File Number)            Identification Number)

    2801 Trade Center Drive, Suite 120, Carrollton, Texas         75007
--------------------------------------------------------------------------------
         (Address of principal executive office)                (Zip Code)

       Registrant's telephone number, including area code: (972) 245-7353

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

      This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by GVI Security Solutions, Inc. (the "Company"), with the Securities and Exchange Commission on December 7, 2004.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Financial Statements of Business Acquired.

            The audited financial statements of Rapor, Inc. as of and for the years ended December 31, 2003 and 2002 and the notes thereto, and the report of Kellogg & Andelson Accountancy Corporation, independent auditors.

            The unaudited financial statements of Rapor, Inc. for the quarterly period ended September 30, 2004.

(b)   Pro Forma Financial Information.

            The unaudited pro forma combined condensed balance sheet of the Company as of September 30, 2004 and the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2003 and the nine months ended September 30, 2004.

(c)   Exhibits.

            None.

                                    CONTENTS

                                                                            Page

INDEPENDENT AUDITOR'S REPORT                                                   1

FINANCIAL STATEMENTS:
      Balance Sheets                                                           2
      Statements of Operations                                                 3
      Statements of Stockholders' Deficiency                                   4
      Statements of Cash Flows                                                 5

NOTES TO FINANCIAL STATEMENTS                                               6-15

The Board of Directors
Rapor, Inc.
New Britain Conneticut

                          Independent Auditor's Report

We have audited the accompanying balance sheets of Rapor, Inc. (the "Company") as of December 31, 2003 and 2002, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rapor, Inc. as of December 31, 2003 and 2002, and the results of its operations, change in stockholders' deficiency and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, in fiscal 2003 and 2002, the Company has suffered significant losses from operations and at December 31, 2003, had a stockholder's deficit of $741,678. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


KELLOGG & ANDELSON ACCOUNTANCY CORPORATION


February 20, 2004
Sherman Oaks, California

                                   RAPOR, INC.
                                 BALANCE SHEETS
                SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002
                                     ASSETS

                                                                                               December 31,
                                                                    September 30,     -----------------------------
                                                                        2004              2003              2002
                                                                    -----------       -----------       -----------
                                                                    (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                        $     3,684       $   125,079       $    96,633
   Accounts receivable                                                   56,653            38,403            14,001
   Inventory                                                            233,634           231,837           453,032
   Other current assets                                                   8,053             9,903            44,473
                                                                    -----------       -----------       -----------

         Total current assets                                           304,024           405,222           608,139
                                                                    -----------       -----------       -----------

INTANGIBLE ASSETS, NET                                                       --            37,792             2,000

PROPERTY AND EQUIPMENT, NET                                               4,427             7,790            15,861
                                                                    -----------       -----------       -----------

                                                                    $   308,451       $   450,804       $   626,000
                                                                    ===========       ===========       ===========

                        LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                         $   288,995       $   288,716       $   268,104
   Convertible note payable                                             237,177           237,177           111,036
   Customer deposits                                                     10,099                --           153,095
   Other current liabilities                                            163,268                --                --
                                                                    -----------       -----------       -----------

         Total current liabilities                                      699,539           525,893           532,235
                                                                    -----------       -----------       -----------

CONVERTIBLE NOTE PAYABLE, net of unamortized
   debt discount of $142,100, and current portion                       408,779           408,779           520,547

CONVERTIBLE DEBENTURES, net of unamortized
   debt discount of $84,945                                                  --           257,810                --

OTHER LIABILITIES                                                            --                --            50,000
                                                                    -----------       -----------       -----------

         Total long-term liabilities                                    408,030           666,589           570,547
                                                                    -----------       -----------       -----------

         Total liabilities                                            1,108,318         1,192,482         1,102,782
                                                                    -----------       -----------       -----------

STOCKHOLDERS' DEFICIENCY:
   Convertible Series A preferred stock $.001 par value,
    liquidation preference of $1,000,000, 1,000,000 shares
    authorized; none, 22,222 and 22,222 issued and outstanding               --         1,000,000         1,000,000
   Common stock, $.001 par value, 2,000,000 shares
    authorized; 770,042, 93,693 and 93,103 issued and
    outstanding                                                             770                94                93
   Additional paid-in capital                                         5,043,183         3,531,744         3,397,300
   Stock subscription receivable                                             --                --           (31,060)
   Accumulated deficit                                               (5,843,820)       (5,273,516)       (4,843,115)
                                                                    -----------       -----------       -----------

         Total stockholders' deficiency                                (799,867)         (741,678)         (476,782)
                                                                    -----------       -----------       -----------

                                                                    $   308,451       $   450,804       $   626,000
                                                                    ===========       ===========       ===========

                   The accompanying notes are an integral part
                           of the financial statements

                                   RAPOR, INC.

                            STATEMENTS OF OPERATIONS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                 AND THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                           September 30,                 December 31,
                                    --------------------------    --------------------------
                                       2004           2003           2003           2002
                                    -----------    -----------    -----------    -----------
                                    (Unaudited)    (Unaudited)
REVENUE                             $    55,501    $   634,569    $   648,447    $   376,229

COST OF GOODS SOLD                       32,926        333,512        355,160        290,536
                                    -----------    -----------    -----------    -----------

     Gross margin                        22,575        301,057        293,287         85,693
                                    -----------    -----------    -----------    -----------

OPERATING EXPENSES:
   General and administrative           499,563        499,322        589,722        939,454
   Selling and marketing                 10,608         47,191         56,473        335,846
   Product development                      809          3,242          4,411         53,070
                                    -----------    -----------    -----------    -----------

         Total operating expenses       510,979        549,755        650,606      1,328,370
                                    -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                   (488,404)      (248,698)      (357,319)    (1,242,677)

OTHER EXPENSES:
   Interest expense, net                 81,900         54,670         73,082         71,457
                                    -----------    -----------    -----------    -----------

NET LOSS                            $  (570,304)   $  (303,368)   $  (430,401)   $(1,314,134)
                                    ===========    ===========    ===========    ===========


                   The accompanying notes are an integral part
                           of the financial statements

                                   RAPOR, INC.

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                SEPTEMBER 30, 2004 AND DECEMBER 31, 2003 AND 2002

                                        Convertible
                                      Preferred Stock           Common Stock     Additional    Stock
                                     ---------------------  -------------------   Paid-in-   Subscription  Accumulated
                                     Shares       Amount     Shares     Amount    Capital     Receivable      Deficit       Total
                                     -------    ----------  ---------   -------  ----------   ----------   -----------   ----------
BALANCE, DECEMBER 31, 2001            22,222    $1,000,000     82,911   $    83  $3,182,459   $ (345,085)  $(3,528,981)  $  308,476
  Common stock sale                       --            --      1,440         1      66,000           --            --       66,001
  Common stock issued in exchange
  for invoices owed to venders and
  consultants                             --            --      3,068         3       6,747           --            --        6,750
  Common stock issued in
  conjunction with convertible note
  payable                              5,684             6    142,094        --          --      142,100
  Stock subscription received             --            --         --        --          --      314,025            --      314,025
  Net (loss)                              --            --         --        --          --           --    (1,314,134)  (1,314,134)
                                     -------    ----------  ---------   -------  ----------   ----------   -----------   ----------

BALANCE, DECEMBER 31, 2002            22,222     1,000,000     93,103        93   3,397,300      (31,060)   (4,843,115)    (476,782)
  Common stock issued in exchange
  for invoices owed to vendors and
  consultants                             --            --        590         1      49,499           --            --       49,500
  Imputed interest on convertible
  debentures                              --            --         --        --      84,945                                  84,945
  Stock subscription received             --            --         --        --          --       31,060            --       31,060
  Net (loss)                              --            --         --        --          --           --      (430,401)    (430,401)
                                     -------    ----------  ---------   -------  ----------   ----------   -----------   ----------

BALANCE, DECEMBER 31, 2003            22,222     1,000,000     93,693        94   3,531,744           --    (5,273,516)    (741,678)
  Common stock issued in exchange
  for services                            --            --     30,802        31      72,200           --            --       72,231
  Imputed interest on convertible
  promissory notes                        --            --         --        --       7,000           --            --        7,000
  Conversion of preferred stock      (22,222)   (1,000,000)    22,222        22     999,978           --            --           --
  Conversion of convertible debt,
  options and warrants                    --            --    623,325       623     432,261           --            --      432,884
  Net (loss)                              --            --         --        --          --           --      (570,304)    (570,304)
                                     -------    ----------  ---------   -------  ----------   ----------   -----------   ----------

BALANCE, SEPTEMBER 30, 2004
  (UNAUDITED)                             --    $       --    770,042   $   770  $5,043,183   $       --   $(5,843,820)  $ (799,867)
                                     =======    ==========  =========   =======  ==========   ==========   ===========   ==========

                   The accompanying notes are an integral part
                           of the financial statements

                                   RAPOR, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                 AND THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                               September 30,                     December 31,
                                                                        ---------------------------     ---------------------------
                                                                            2004            2003            2003            2002
                                                                        -----------     -----------     -----------     -----------
                                                                        (Unaudited)     (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)                                                            $  (570,304)    $  (303,368)    $  (430,401)    $(1,314,134)
  Adjustments to reconcile net (loss) to net cash and cash
  equivalents (used in) operating activities:
     Depreciation and Amortization                                           12,960          10,631          12,264          17,462
     Imputed interest                                                        27,603          21,315          29,599              --
     Non-cash compensation expense                                           72,231              --              --              --
     Changes in assets and liabilities:
        (Increase) decrease in accounts receivable                          (18,250)        (30,839)        (24,402)        166,597
        Decrease (increase) in inventory                                     (1,797)        209,165         221,195         (74,533)
        Decrease (increase) in other current assets                           1,851          34,366          34,570         (24,842)
        Decrease (increase) in other assets                                 (44,026)             --              --              --
        Increase (decrease) in accounts payable
           and accrued liabilities                                              279         165,699          88,384          (1,096)
        (Decrease) increase in customer deposits                             10,099        (203,095)       (153,095)         27,500
        (Decrease) increase in other liabilities                            163,268              --         (50,000)         50,000
                                                                        -----------     -----------     -----------     -----------

Net cash (used in) operating activities                                    (346,086)        (96,126)       (271,886)     (1,153,046)
                                                                        -----------     -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment                                      (1,589)             --         (39,985)        (14,525)
                                                                        -----------     -----------     -----------     -----------

Net cash (used in) investing activities                                      (1,589)             --         (39,985)        (14,525)
                                                                        -----------     -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds collected on stock subscription                                       --          31,060          31,060         314,025
  Proceeds from issuance of convertible note payable                             --              --              --         750,000
  Principal payments on convertible note payable                                 --         (14,047)        (14,047)        (41,786)
  Principal payments on note payable                                             --              --              --        (250,000)
  Proceeds from the issuance of a convertible debt                          226,280              --         323,304              --
  Principal payments on line of credit                                           --              --              --        (200,000)
  Proceeds received on issuance of common stock                                  --              --              --          66,001
                                                                        -----------     -----------     -----------     -----------

Net cash provided by financing activities                                   226,280          17,013         340,317         638,240
                                                                        -----------     -----------     -----------     -----------

NET CHANGE IN CASH                                                         (121,395)        (79,113)         28,446        (529,331)

CASH AND CASH EQUIVALENTS, beginning of period                              125,079          96,633          96,633         625,964
                                                                        -----------     -----------     -----------     -----------

CASH, AND CASH EQUIVALENTS, end of period                               $     3,684     $    17,520     $   125,079     $    96,633
                                                                        ===========     ===========     ===========     ===========

SUPPLEMENTAL INFORMATION OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR INTEREST                                  $        --     $    31,125     $    43,540     $    48,375
                                                                        ===========     ===========     ===========     ===========

CASH PAID DURING THE YEAR FOR
   INCOME TAXES                                                         $        --     $        --     $        --     $        --
                                                                        ===========     ===========     ===========     ===========

     SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

During July 2004, the Company converted all of its outstanding convertible preferred stock, debt (except for its convertible note payable), options and warrants into common stock. In addition, all remaining deferred financing costs were written off at such time.

During 2003, the Company issued convertible debentures of $18,272 in exchange for invoices owed to vendors and consultants. Additionally, the Company issued common stock of $49,500 in exchange for invoices owed to vendors and consultants.

During 2002, the Company issued common stock of $6,750 in exchange for invoices owed to vendors and consultants.

                   The accompanying notes are an integral part
                           of the financial statements

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Nature of Business

            Rapor, Inc. (the "Company") is a Florida Corporation engaged in the business of developing, selling, and installing Fast Trac, a versatile security system. The Company affected a one-for-one hundred reverse stock split on December 22, 2003. All shareholders' equity accounts have been retroactively restated to reflect this split.

            Revenue Recognition

            The Company recognizes revenues on product sales after shipment of the product to the customer and formal acceptance by the customer has been received. Depending upon the specific agreement with the customer, such acceptance normally occurs subsequent to one or more of the following events: receipt of the product by the customer, installation of the product by the Company and/or training of customer personnel by the Company. Revenue collected in advance of product shipment or formal acceptance by the customer is reflected as customer deposits.

            Cash and Cash Equivalents

            The Company considers all highly liquid investments purchased with original maturity of three months or less to be cash equivalents.

            Accounts Receivable

            Account receivable are carried at original invoice amount less an estimate made for doubtful receivables based on review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

            Inventory

            Inventory is valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

            Intangible Assets

            Intangible assets consist of trademarks and deferred financing costs and are amortized over the terms of the respective agreements. Intangible assets are amortized over useful lives ranging from 6 to 15 years.

            Property and Equipment

            Property  and  equipment  are  recorded  at  cost.  Depreciation  is provided over the estimated useful lives of the assets using the straight-line method. The useful lives range from 5 to 7 years. Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and betterments which increase the property's useful life are capitalized. Upon the disposition of property and equipment, the applicable cost and accumulated depreciation are removed from the assets and any gain or loss is reflected in other income or expense for the period.

            Impairment of Long-Lived Assets

            The Financial Accounting Standards Board (FASB) issued in August 2001, SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". In accordance with this statement, the Company periodically reviews its long-lived assets held and used by the Company to determine whether any events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company bases its evaluation on such impairment indicators as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements, as well as other external market conditions or factors that may be present. If such impairment indicators are present or other factors exist that indicate that the carrying amount of the assets may not be recoverable, the Company determines whether an impairment has occurred through the use of an undiscounted cash flow analysis of assets at the lowest level for which identifiable cash flows exist. If an impairment has occurred, the Company recognizes a loss for the difference between the carrying amounts and the estimated value of the assets. The fair value of the assets is measured using quoted market process or, in the absence of quoted market prices, fair value is based on an estimated discounted cash flow analysis.

            During the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively, the Company believes there is no impairment of property and equipment.

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

            Income Taxes

            The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes." SFAS 109 requires a company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in a Company's financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. A valuation allowance is recognized, if based on weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

            Management Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            Concentration of Credit Risk

            Financial instruments which potentially subject the Company to concentrations of credit risk, consist of cash and trade receivables. The Company places its cash with high credit quality financial institutions. At times such balances may be in excess of FDIC insurance limits of $100,000. In regards to trade receivables, the risk is limited due to the customer base consisting of a small number of accounts and relatively short credit terms. The Company continually monitors the financial conditions of its customers to minimize the risk of loss.

            Major Customers

            For the years ended December 31, 2003 and 2002, the Company had four major customers that accounted for approximately 95% and 94%, respectively, of total sales. At December 31, 2003 and 2002, the total amount due from these customers was $25,000 and $5,180, respectively, which is included in accounts receivable in the accompanying financial statements. For the nine months ended September 30, 2004 and 2003, the Company had two and four major customers that accounted for approximately 93% and 94%, respectively, of total sales. At September 30, 2004, the total amount due from these customers was $6,898, which is included in accounts receivable in the accompanying financial statements.

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

            Stock-Based Compensation

            The Company accounts for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for stock options to employees is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

            For the nine months ended September 30, 2004 and 2003, and the years ended December 31, 2003 and 2002 the Company's net loss would not have been materially different than currently reported in the Company's Statements of Operations.

            The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used for grants during the nine months ended September 30, 2004 and 2003, and in fiscal 2003 and 2002, respectively: no dividend yield, expected volatility of 0%, 0%, 0% and 0%; risk-free interest rates of approximately 4.75%, 4.75%, 4.75% and 4.75% and expected lives of three years.

NOTE 2 - GOING CONCERN

            The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses from operations since its inception and has an accumulated deficit of $5,273,516 at December 31, 2003. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. The recovery of the Company's assets is dependent upon continued operations of the Company. In addition, the Company's recovery is dependent upon future events, the outcome of which is undermined. The Company intends to continue to attempt to raise additional capital or be acquired, but there can be no certainty that such efforts will be successful.

NOTE 3 - INVENTORY

            Inventory consists of the following:

                                                                December 31,
                                      September 30,     ------------------------
                                          2004            2003            2002
                                        --------        --------        --------
                                      (Unaudited)

            Raw material                $  3,170        $ 48,730        $ 75,282
            Finished goods               230,465         183,107         377,750
                                        --------        --------        --------

                                        $233,634        $231,837        $453,032
                                        ========        ========        ========

NOTE 4 - INTANGIBLE ASSETS

            Intangible assets consist of the following:

                                                               December 31,
                                            September 30,  --------------------
                                                2004         2003        2002
                                              --------     --------    --------
                                             (Unaudited)

            Trademarks                        $     --     $  3,000    $  3,000
            Deferred financing costs                --       39,985          --
                                              --------     --------    --------

                                                    --       42,985       3,000

            Less: Accumulated amortization          --       (5,193)     (1,000)
                                              --------     --------    --------

                                              $     --     $ 37,792    $  2,000
                                              ========     ========    ========
                Amortization expense related to intangible assets amounted to $5,000, $3,850, $4,193 and $3,317 for the nine months ended
                September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002, respectively.

NOTE 5  -      PROPERTY AND EQUIPMENT

                Property and equipment consists of the following:

                                                              December 31,
                                            September 30,  --------------------
                                                  2004         2003        2002
                                              --------     --------    --------
            (Unaudited)

            Computer equipment                $ 68,229     $ 66,641    $ 66,641
            Office furniture                     4,454        4,454       4,454
                                              --------     --------    --------

                                                72,683       71,095      71,095

            Less:  Accumulated depreciation    (68,256)     (63,305)    (55,234)
                                              --------     --------    --------

                                              $  4,427     $  7,790    $ 15,861
                                              ========     ========    ========

            Depreciation expense related to property and equipment amounted to $4,951, $6,781, $8,071 and $14,145 for the nine months ended
            September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002, respectively.

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES

            The income tax (benefit) expense for the nine months ended September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002 consist of the following:

                                              September 30,                December 31,
                                         ----------------------    --------------------------
                                           2004         2003             2003         2002
                                         ---------    ---------    --------------------------
                                        (Unaudited)   (Unaudited)
            Current                      $      --    $      --    $          --$          --
            Deferred                       121,000      175,000          528,000
                                                                                      228,000
            Valuation allowance           (121,000)    (175,000)        (528,000)
                                         ---------    ---------    --------------------------
                                                                                     (228,000)

            Provision for income taxes   $      --    $      --    $          --$          --
                                         =========    =========    ==========================

            Income tax (benefit) expense computed at the statutory federal income tax rate of 34% and the provision for income tax (benefit) expense in the financial statements for the nine months ended September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002 differ as follows:

                                            September 30,             December 31,
                                        ----------------------    ----------------------
                                           2004         2003         2003         2002
                                        ---------    ---------    ---------    ---------
                                       (Unaudited)   (Unaudited)
            Provision computed at the
            statutory rate              $(194,000)   $(103,000)   $(175,000)   $(528,000)
            Change in valuation
              allowance                   194,000      103,000      175,000      528,000
                                        ---------    ---------    ---------    ---------

            Income tax provision
              (benefit)                 $      --    $      --    $      --    $      --
                                        =========    =========    =========    =========

            Deferred tax assets and liabilities are comprised of the following at September 30, 2004 and December 31, 2003 and 2002:

                                                                       December 31,
                                               September 30,   --------------------------
                                                   2004           2003           2002
                                                -----------    -----------    -----------
                                               (Unaudited)
            Deferred tax assets:
              Depreciation                      $     1,500    $     1,500    $        --
              Net operating losses                2,198,200      1,970,200      1,786,700
                                                -----------    -----------    -----------

                 Total deferred tax assets        2,199,700      1,971,700      1,786,700
                                                -----------    -----------    -----------

            Deferred tax liabilities:
              State tax                             116,700        116,700        106,700
                                                -----------    -----------    -----------

                 Total deferred tax liability       116,700        116,700        106,700
                                                -----------    -----------    -----------

            Net deferred tax assets before
            valuation allowance                   2,083,000      1,855,000      1,680,000

            Valuation allowance                  (2,083,000)    (1,855,000)    (1,680,000)
                                                -----------    -----------    -----------

            Net deferred tax                    $        --    $        --    $        --
                                                ===========    ===========    ===========

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - INCOME TAXES - CONTINUED

            At September 30, 2004, December 31, 2003 and 2002, management believes that it is more likely than not that the Company will not utilize the benefits of the deferred tax assets in future years. Therefore, a valuation allowance is necessary to eliminate the net deferred tax assets at December 31, 2003 and 2002.

            At December 31, 2003, the Company had net operating loss carryforwards available in future periods to reduce income taxes that may be payable at those dates. For Federal income tax purposes, net operating loss carryforwards amounted to approximately $4,736,500 and expire at various dates through 2023. For state income tax purposes, net operating loss carryforwards amounted to approximately $4,734,400 and expire at various dates through 2023.

NOTE 7 - CONVERTIBLE NOTE PAYABLE

            On  February  19,  2002,  the  Company  entered  into a  convertible promissory note agreement in exchange for gross proceeds of $750,000. The Company has the option to convert the note at any time after February 19, 2005 and before the payment and satisfaction of the principal amount outstanding and any accrued and unpaid interest into 10% of the total equity of the Company in the form of shares of the Company's common stock, $0.001 par value per share, on a fully diluted basis. The note earns interest at 6.95% per annum, and the principal and any unpaid interest is due on February 1, 2007. In addition, the Company also issued 568,394 shares of common stock to the lender in exchange for $1. The Company recorded a debt discount of $142,100 at the date of issuance representing the difference between the fair value of the common stock issued and the price paid for it by the lender. The Company recognized $28,420 and $23,683 as interest expense during the years ended December 31, 2003 and 2002 related to the amortization of this debt discount.

            Principal maturities of the convertible note payable subsequent to December 31, 2003 are as follows:

                          Year Ending
                          December 31,                               Amount
                          ------------                               ------

                              2004                                $ 237,177
                              2005                                  148,167
                              2006                                  156,604
                              2007                                  194,007
                                                                   --------

                                                                    735,955

                              Less: current portion                (237,177)
                                                                   --------

                                                                  $ 498,778

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - CONVERTIBLE DEBENTURES

            On December 15, 2003, the Company issued convertible debentures in exchange for $341,576. These debentures bear no interest and mature on December 16, 2006 unless previously converted by the holder. The debentures are secured by certain assets of the Company and are subject to the terms of the security agreement. Due to no interest being associated with the convertible debentures, the Company has imputed interest at 10% per annum, resulting in a debt discount of $84,945. The Company recognized $16,000 and $1,179 of this discount as interest expense during the nine months ended September 30, 2004 and the year ended December 31, 2003. During 2004, all of the outstanding convertible debentures were converted into the Company's common stock.

NOTE 9 - RELATED PARTY TRANSACTIONS

            During the nine months ended September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002, the Company purchased approximately $0 $47,800, $192,000 and $51,000, respectively, in inventory from Scan Optics, a 1.9% investee of the Company. Approximately $52,400, $52,400 and $86,300 of these amounts remain in accounts payable and accrued liabilities in the accompanying financial statements at September 30, 2004, December 31, 2003 and 2002, respectively.

            There were approximately $83,000,  $92,000, $111,000 and $101,000 of expenses incurred for consulting services to related parties during the nine months ended September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002, respectively. Approximately $60,118, $52,374 and $39,154 of these amounts remains in accounts payable and accrued liabilities in the accompanying financial statements at September 30, 2004, December 31, 2003 and 2002, respectively.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

            Operating Lease

            The Company leases its office facility under an operating lease with an unrelated party. The lease agreement expires June 30, 2004. At December 31, 2003, the total future minimum lease payments are approximated as follows:

                              Year Ending
                              December 31,                            Amount
                              ------------                            ------

                                  2004                               $11,556
                                                                      ------

                                                                     $11,556

            For the nine months ended September 30, 2004 and 2003 and the years ended December 31, 2003 and 2002, the Company incurred rent expense of $21,714, $17,750, $23,907 and $23,112, respectively.

                                   RAPOR, INC.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 10 -       COMMITMENTS AND CONTINGENCIES - CONTINUED

            Litigation

            The Company is subject to litigation and claims in ordinary course of business. Management believes none of these matters would have a material adverse effect on the financial condition or results of operations of the Company.

NOTE 11 - STOCK OPTIONS AND WARRANTS

            Stock Options

            The Company's board of directors has, from time to time, granted options and warrants to purchase common stock. All outstanding options at December 31, 2003 expire on December 22, 2013 and all warrants expire on December 22, 2006.

            Changes for the nine months ended September 31, 2004 and the two years ending December 31, 2003, with respect to options outstanding, is detailed in the following table:

                                                   For the Nine Months
                                                         Ended                 For the Year Ended           For the Year Ended
                                                   September 30, 2004          December 31, 2003            December 31, 2002
                                                 ----------------------      ----------------------       ----------------------
                                                                Weighted                     Weighted                    Weighted
                                                                Average                      Average                     Average
                                                 Shares     Exercise Price   Shares       Exercise Price  Shares      Exercise Price
                                                 -------        -------      -------        -------       -------        -------
            Outstanding at beginning
               of period                         118,561        $  6.00       28,256        $ 0.448        27,756        $ 0.423
               Issued                                 --             --      118,561          6.000           500          0.500
               Exercised                          71,137           6.00           --             --            --             --
               Expired/Cancelled                  47,424           6.00       28,256          0.448            --             --
                                                 -------        -------      -------        -------       -------        -------

            Outstanding at end of
               period                                 --        $    --      118,561        $ 6.000        28,256        $ 0.448
                                                 =======        =======      =======        =======       =======        =======

            Exercisable at end of
               period                                 --        $    --      118,561        $ 6.000        28,256        $ 0.448
                                                 =======        =======      =======        =======       =======        =======

NOTE 12 - CONVERTIBLE PREFERRED STOCK

            During 2001, the Company sold 22,222 shares of Series A Convertible Preferred Stock (the "Preferred Stock") to investors. The Preferred Stock is convertible, at the holder's option or manditorily in the event of an initial public offering or merger, on a one-for-one share basis into the Company's common stock, and has a liquidation value of $45 per share. In conjunction with this sale of preferred stock, the preferred stock investors received 52,000 warrants to purchase common stock of the Company. The warrants are exercisable at $6 per share, are immediately vested and expire on December 22, 2006. These warrants are included in the table in Note 11. During 2004, all of the outstanding shares of convertible preferred stock were converted into the Company's common stock.

NOTE 13 - CONVERTIBLE PROMISSORY NOTES

            During June 2004, the Company issued convertible promissory notes in exchange for $226,280. The debentures bear no interest and mature on September 1, 2004 unless previously converted by the holder. The promissory notes are convertible into 1 share of the Company's common stock per $2.34 of promissory note owned. Due to no interest bearing associated with the convertible debentures, the Company has imputed interest at 12% per annum, resulting in a debt discount of $7,000. The Company recognized $3,500 of this discount during the nine months ended September 30, 2004. During July 2004, all of the outstanding convertible notes were converted into the Company's common stock.

Unaudited Pro Forma Condensed Financial Statements

            The following unaudited pro forma condensed financial statements of GVI Security Solutions, Inc. (f/k/a Thinking Tools, Inc.) (the "Company") have been prepared to indicate how the financial statements of the Company might have looked if the Merger with Rapor, Inc. (Rapor) and transactions related to that Merger had occurred as of the beginning of the period presented.

            The pro forma condensed financial statements have been prepared using the audited historical financial statements of the Company and Rapor as of and for the year ended December 31, 2003. The earnings per share information has been modified for the 65:1 reverse stock split.

            The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and Rapor. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Merger been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

                          GVI Security Solutions, Inc.
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 2004

(In thousands)                                 Historical
                                        ---------------------------                      Pro Forma
                                       GVI Security                   -------------------------------------
                                         Solutions,
                                            Inc.      Rapor, Inc.     Adjustments     Notes       Combined
                                       -----------   -------------    -------------------------------------
ASSETS

CURRENT ASSETS:
Cash                                    $    127      $      4      $                            $     131
Accounts receivable, net                  10,709            57                                      10,766
Inventory                                 13,217           234                                      13,451
Other receivables                          1,160            --           (160)         (a)           1,000
Prepaid expenses and other current assets  1,803             8                                       1,811
Deferred income taxes                        251            --                                         251
Refundable income taxes                      643            --                                         643
                                        --------       --------       --------                     --------
Total Current Assets                      27,910           304           (160)                      28,053

Property and equipment, net                2,099             4                                       2,103

Other Assets                                 349            --                                         349
Deferred loan origination fee, net         1,559            --                                       1,559
Intangible Assets                                                       1,218          (b)           1,218
                                        --------       --------       --------                     --------
TOTAL ASSETS                            $ 31,917      $    308        $ 1,058                      $33,282
                                        ========       ========       ========                     ========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable                        $ 17,025      $    289                                     $17,314
Accrued expenses                           1,342                          114          (d)           1,456
Debt, current portion                        900                                                       900
Convertible note payable                                   237           (237)         (c)
Other                                                      173           (160)         (a)              13
                                        --------       --------       --------                     --------
Total Current Liabilities                 19,267           699           (283)                      19,683

DEBT, net of current portion              12,883                          184          (c)          13,067
CONVERTIBLE NOTE PAYABLE, net of
 unamortized debt discount of
 $142 and current portion                                  409           (409)          (c)            --

CONVERTIBLE DEBENTURES, net of
 unamortized debt discount of
 $85

DEFERRED INCOME TAXES                         39                                                        39
                                        --------       --------       --------                     --------
Total Liabilities                         32,189         1,108           (508)                      32,789
                                        --------       --------       --------                     --------

SHAREHOLDERS' EQUITY

Preferred Stock, Series B,
  $.001 Par Value, 200 Shares
   Authorized, 200 Shares Issued
   And Outstanding
Preferred Stock, Undesignated,
  $.001 Par Value, 2,999,800
   Shares Authorized, None Issued
   Or Outstanding
Common Stock, $.001 Par Value,
   75,000,000 Shares
    Authorized; 29,603,787 Shares
    Issued And Outstanding                  12               1             (1)                           12
Convertible Series A preferred stock
 $.001 par value, liquidation preference
 of $1,000,000
Additional paid in capital                 522           5,043         (4,278)         (e)& (f)       1,287
Retained Earnings (Deficit)               (806)         (5,844)         5,844          (e)            ( 806)
                                        --------       --------       --------                     --------

Total Shareholders' Equity               (272)          (  800)         1,565                           493
                                        --------       --------       --------                     --------

TOTAL LIABILITIES AND SHAREHOLDERS'
   EQUITY                             $ 31,917         $   308        $ 1,058                       $33,282
                                        ========       ========       ========                     ========

                          GVI Security Solutions, Inc.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004

(In thousands, except per share amounts)

                                                  Historical
                                         ------------------------------              Pro forma
                                         GVI Security                        ----------------------------
                                          Solutions,
                                             Inc.           Rapor, Inc.      Adjustments       Combined
                                         -----------      -------------     -----------      -----------
REVENUES                                 $   45,905       $       56         $     --       $  45,961

COST OF GOODS SOLD                           38,389               33               --          38,422
                                         -----------       ----------       ----------      ----------
GROSS PROFIT                                  7,516               23               --           7,539

SELLING, GENERAL AND ADMINISTRATIVE          10,300              511               --          10,811
                                         -----------       ----------       ----------      ----------
OPERATING INCOME/(LOSS)                      (2,784)         (   488)              --          (3,272)

INTEREST EXPENSE                               (418)            ( 82)              82   (c)      (418)
Other non-operating expense                    (150)              --             (114)  (d)      (264)
                                         -----------       ----------       ----------      ----------
INCOME (LOSS) BEFORE INCOME TAXES            (3,352)         (   570)             (32)          (3,954)

INCOME TAXES (BENEFIT)                         (632)              --               --             (632)
                                         -----------       ----------       ----------      ----------
NET INCOME/(LOSS)                        $   (2,720)       $ (   570)       $     (32)       $  (3,322)
                                         ===========       ==========       ==========      ==========
INCOME/(LOSS) PER SHARE:
Basic                                    $    (0.09)                                          ($ 0.10)
                                         ===========                                        ==========
Diluted                                  $    (0.09)                                    (j)   ($ 0.09)
                                         ===========                                        ==========
SHARES USED IN CALCULATION OF NET
INCOME/(LOSS) PER SHARE:
Basic                                         29,604                                    (j)    32,311
                                         ===========                                        ==========

Diluted                                       31,914                                           34,621
                                         ===========                                        ==========

                          GVI Security Solutions, Inc.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003

(In thousands, except per share amounts)

                                        Historical                              Historical
                                    ------------------------    Pro forma     ------------    Pro forma
                                    Thinking  GVI Security --------------------            ---------------------
                                   Tools,Inc     Inc.    Adj   Notes  Combined Rapor,Inc  Adj  Notes  Combined
                                    -------   -------  -------- ----  -------  -------  ----- ----  --------
REVENUES                            $   --    $56,336  $  --          $56,336   $ 648  $   --       $56,984

COST OF GOODS SOLD                      --     46,667     --           46,667     355      --        47,022
                                    -------   -------  -------- ----  -------  -------  ----- ----  -------
GROSS PROFIT                            --      9,669     --            9,669     293      --         9,962

SELLING, GENERAL AND ADMINISTRATIVE     31      7,649     --    (i)     7,680     651      -- (c)     8,331
                                    -------   -------  -------- ----  -------  -------  ----- ----  -------
OPERATING INCOME/(LOSS)                (31)     2,020     --            1,989  (  357)     --         1,632

INTEREST EXPENSE                      (110)      (227)    110            (227) (   73)     73         ( 227)
                                    -------   -------  -------- ----  -------  -------  ----- ----  -------
INCOME (LOSS) BEFORE INCOME TAXES     (141)     1,793     110           1,762  (  430)     73         1,405

INCOME TAXES                            --        536     --              536      --      --           536
                                    -------   -------  -------- ----  -------  -------  ----- ----  -------
NET INCOME/(LOSS)                   $         $ 1,257  $  110         $ 1,226  ($ 430)  $  73       $   869
                                    =======   =======  ========       =======  =======  ===== ====  =======
INCOME/(LOSS) PER SHARE:
Basic                               $     0   $     5                 $  0.04                       $  0.03
                                    =======   =======                 =======                       =======
Diluted                             $     0   $     5            (j)  $  0.04                  (j)  $  0.03
                                    =======   =======                 =======                       =======
SHARES USED IN CALCULATION OF NET
INCOME/(LOSS) PER SHARE:
Basic                                10,205        230                 29,604                        32,311
                                    =======    =======                =======                       =======
Diluted                              10,205        230           (j)   31,914                  (j)   34,621
                                    =======    =======                =======                       =======

Notes to Unaudited Pro Forma Condensed Financial Statements

(a) This adjustment reflects the elimination of advances made to Rapor under an operating agreement prior to the closing of the merger.

(b) This adjustment reflects the excess of purchase price over the net assets acquired resulting in goodwill.

(c) These adjustments reflect the payoff of debt due the Connecticut Development Authority. This debt was extinguished for a cash payment of $184,000 and 98,007 shares of GVI common stock. Also assumes the elimination of interest expense in the payoff Of this debt.

(d)   Additional liability related to severance agreement.

(e)   Reflects the elimination of the acquired equity of Rapor, Inc.

(f) Includes the value of stock and warrants given in the acquisition of Rapor, Inc.

(g)   Income/(loss) per share information reflects the 65:1 reverse stock split.

(h) Basic and diluted earnings per share assumes conversion of Series A, D, and E Preferred Stock converting on January 1, 2003. Fully diluted earnings per share also assumes conversion of exercisable options and warrants based on the terms of the agreements and the Company's traded market price subsequent to the Merger.

(i)   Assumes  the  elimination  of  interest   expense  from  the  exchange  of
      indebtedness by the Company of Europa.

(j) Fully diluted earnings per share assumes the conversion of exercisable options and warrants based on the terms of the agreements and the Company's traded market price subsequent to the merger.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 16, 2005

                           GVI SECURITY SOLUTIONS, INC.


                           By: /s/ Nazzareno E. Paciotti
                              --------------------------------------------------
                              Name:  Nazzareno Paciotti
                              Title: Chief Executive Officer and Chief Financial Officer